UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2006

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-27549 (Commission File Number)	88-0362112 (IRS Employer Identifica-tion No.)

7150 West Erie Street, Chandler, Arizona 85226
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 889-9999

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

Registrant received a notice dated April 21, 2006 from the NASD that it has been delinquent with respect to the filing of its Annual Report on Form 10-K for the year ended December 31, 2005. If the Registrant does not file that report by May 22, 2006, it will be delisted from the OTC Bulletin Board, unless the Company successfully appeals the delisting. A copy of the NASD delinquency notification is attached as Exhibit 99.1 to this report. Its ability to file the report is dependent, among other things, on completion of an audit of its financial statements for 2005 and the restatement of its financial statements for 2004, both of which are on-going at this time. There can be no assurance that the Registrant will file those reports in sufficient time to be able to avoid the delisting or be able to successfully appeal the delisting, if it files an appeal.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 11, 2006 the Board of Directors of the Registrant filled two vacancies on the Board by the election of the Wesley Sprunk and Kenneth Canerrelli to serve until the next election of directors or until their successors are duly elected. The Board has not yet determined the Committees on which each of these members should participate. The Registrant is not aware of any relationships or related transactions between either of these new directors and the Registrant and their respective affiliates that are required to be disclosed pursuant to applicable SEC rules.

At that meeting, the Registrant also appointed Sandra C. Ribble, with effect from June 1, 2006, as its Controller and Chief Accounting Officer. She has served as Controller, as an independent contractor, since February 18, 2006, and in a similar capacity from September 1, 2005 to October 31, 2005. Ms. Ribble is 55 years old. Sandra has over 18 years of financial experience including Principal & Vice President of Finance with Jurika & Voyles, an investment management firm in Oakland, CA with over $8.5 billion of assets under management; controller for Immune Response Corporation, a publicly traded biotech company in Carlsbad, CA; Chief Financial Officer for OIP LTD, a technology development company in Carlsbad CA; and a manager with Arthur Anderson, LLC. Sandra earned her undergraduate degree, a Bachelor of Science degree in Business Administration, concentration in Accounting from California State University, Sacramento, and a MBA in Finance from Golden Gate University in San Francisco and is a licensed CPA in both Arizona and California. Ms. Ribble is currently engaged on an “at-will” basis at a rate of $75.00 per hour.

Ms. Ribble will replace Thomas Kreitzer as the principal accounting officer of the Company. Mr. Kreitzer has held the position of Chief Executive Officer and Principal Accounting Officer, and will continue as Chief Executive Officer.

Item 8.01.	Other Events.

At its meeting on May 11, 2006, the Board of Directors also postponed the shareholders’ meeting called for May 31, 2006 until a future date to be established after the Company has brought its SEC filings current. The Board has been advised that the President of the Company has also consented to this postponement. The Board has not evaluated whether the meeting was duly called.

Item9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Engagement Letter between Sandra C. Ribble, CPA and Registrant dated March 8, 2006.

99.1	Notice from the NASD dated April 21, 2006 regarding potential delisting from the OTC Bulletin Board

This filing contains forward-looking statements, in that they do not discuss historical fact, but instead note future expectations or prospective events. Forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements. Those factors include the Company’s ability to complete its SEC filings, to produce and market its products and to generate revenues. The Company does not intend to update forward-looking statements to reflect actual results or changes in assumptions or other factors that could affect those statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.

May 15, 2006	By: Gregg C. Johnson
Gregg C. Johnson, Secretary